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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the:

  Registration Statement (Form S-8 No. 333-126742) pertaining to the 2004 Non-Employee Directors' Share Plan and 2004 Long Term Incentive Compensation Plan of Extra Space Storage, Inc., and

  Registration Statements and related prospectus' (Forms S-3: No. 333-128504, 333-128970, 333-128988, 333-13407, 33-142816, 333-153081 and 333-153082) of Extra Space Storage, Inc.

of our reports dated February 25, 2011, with respect to the consolidated financial statements and schedule of Extra Space Storage, Inc., and the effectiveness of internal control over financial reporting of Extra Space Storage, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

                      /s/ Ernst & Young LLP

Salt Lake City, Utah
February 25, 2011

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Consent of Independent Registered Public Accounting Firm